EXHIBIT  99.1


                                  NEWS RELEASE
                                   -----------

                     INNOVATION HOLDINGS ANNOUNCES EXCLUSIVE
                        MARKETING AGREEMENT WITH CROSSGEL
                             AND REVERSE STOCK SPLIT

LOS ANGELES, California, April 26, 2004-Innovation Holdings, Inc. (OTCBB: IVHO) announced today it had entered into a preliminary letter of intent with CrossGel, Inc., a privately-held Utah corporation (www.CrossGel.com), through an exclusive strategic marketing agreement whereby IVHO would create all media and marketing for the CrossGel firm and possibly lead to a prospective merger of the two companies. CrossGel is the manufacturer of ergonomic seat cushions utilizing a revolutionary new cushioning technology. The CrossGel technology consists of a thermal ultra-soft polymer gel, which offers a revolutionary cushioning comfort. CrossGel absorbs about 95% of all vibration, allowing a user to sit comfortable for longer period of time with little restriction of blood flow. Its molecular structure behaves differently under pressure than foam, springs or fibrous material, allowing pressure to flow away from areas of greatest pressure reducing pain and discomfort.

Robert Blagman, Chief Executive Officer of IVHO, stated, "We are excited about the opportunities for both of our companies in launching this new marketing campaign. We are impressed with CrossGel's management, the technology, and numerous applications of its products." When asked about the prospects for a further more definitive alliance between the companies, Barry McCann, Chief Executive Officer of CrossGel, added, "We feel this marketing alliance will bring value to the shareholders of both companies and we look forward to a mutually beneficial business relationship that fully realizes upon the synergism between the companies and those in its comparative market sectors."

The Company also announced that its Board of Directors and a majority of the outstanding shares entitled to vote had effectuated a 1 for every 500 shares outstanding reverse stock split which was handled electronically through Signature Stock Transfer, Inc. The new trading symbol for the Company is "IVHO." The Company said that it effectuated the reverse split in an effort to foster shareholder value and to enable the Company to move forward with its efforts to acquire several proposed target entities.

Innovation Holdings, f/k/a Blagman Media International, Inc., is a Nevada corporation, which is the successor to a corporation founded in 1961. IVHO acts as a holding company focused on acquiring a diverse collection of firms to build the parent company's value and are based in Sherman Oaks, California. IVHO also provides direct market services and media buying for our clients and marketing their products and services through television, radio, Internet, print and outdoor, and other advertising media. In addition, the Company organizes direct response media campaigns on radio, television and in print, and provides assistance in backend marketing and creative production.

In conjunction with the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or other variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties. There can be no assurance that actual results will not differ materially from expectations.


--------------------------------
Contact:

     Innovation  Holdings,  Inc.
     Michael  Selsman
     (818)  426  8737